    As filed with the Securities and Exchange Commission on December 10, 1998 Registration No. 333-___
=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                     FORM S-8

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware             3901 North First Street           94-2885898
 (State of Incorporation) San Jose, California 95134-1599    (I.R.S. Employer
                              (Address of principle         Identification No.)
                                executive offices)
                                 _______________

                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                            (Full title of the Plan)
                                 _______________

                                  T.J. RODGERS
                                   President
                        CYPRESS SEMICONDUCTOR CORPORATION
                             3901 North First Street
                       San  Jose,  California   95134-1599

                                 (408) 943-2600
             (Name, address and telephone number of agent for service)
                                 _______________

                                    Copies to:

                                John A. Fore, Esq.
                               Don S. Williams, Esq.
                         WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation
                                650 Page Mill Road
                            Palo Alto, California 94304
                             Telephone: (650) 493-9300
















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===============================================================================

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                     Proposed      Proposed
                                     Maximum       Maximum
                     Maximum         Offering      Aggregate       Amount of
Title of Securities  Amount to be    Price         Offering        Registration
to be Registered     Registered      Per Share(1)  Price(1)        Fee(2)

   Common Stock,
$0.01 par value per  2,500,000       $10.6875      $26,718,750.00  $7,427.81
      Share



(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 8, 1998.

(2) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act which provides that the fee shall be .000278 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

                                   PART II

	         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
-------    ----------------------------------------

     The following documents and information heretofore filed by Cypress Semiconductor Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1997, as amended by the Form 10-K/A filed on April 16, 1998 and the Form 10-K/A filed on December 2, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1998, June 29, 1998, and September 28, 1998, as amended by the Forms 10-Q/A filed on December 2, 1998 for the quarters ended March 30, 1998, June 29, 1998 and September 28, 1998, respectively, filed pursuant to the Exchange Act.

(c) The Registrant's Current Reports on Form 8-K filed on January 29, 1998, March 16, 1998 and November 23, 1998 and the Registrant's Current Report on Form 8-K/A filed on February 3, 1998 to amend the Form 8-K filed on January 29, 1998.

(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated August 30, 1988 filed pursuant to
    Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.
-------    --------------------------

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------    ---------------------------------------

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------    ------------------------------------------

     Article 11 of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Registrant's Bylaws provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI of the Registrant's Bylaws also provides that the Registrant(i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Bylaws also provide that, to the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or agent of the Registrant for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant currently maintains liability insurance for its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
-------    ------------------------------------

     Not applicable.

ITEM 8.    EXHIBITS.

-------    ---------

    Exhibit
    Number            Description
    -------     --------------------------------------------------------------

    4.1 Employee Qualified Stock Purchase Plan and form of agreement thereunder.

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.

    23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant (contained in Exhibit 5.1).

    24.1        Power of Attorney (see p. 9).



ITEM 9.    UNDERTAKINGS.
-------    -------------

    (a)    The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cypress Semiconductor Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 10, 1998.


                                       CYPRESS SEMICONDUCTOR CORPORATION



                                   By: /s/ T.J. Rodgers
                                       ----------------------
                                       T.J. Rodgers
                                       President, Chief Executive Officer and
                                       Director (Principal Executive Officer)

                              POWER OF ATTORNEY

     Each of the officers and directors of Cypress Semiconductor Corporation whose signature appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez, and each of them acting individually, their true and lawful attorneys-in-fact and agents each with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or any substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


_______________________ ______________________________________ ________________

     SIGNATURE                          TITLE                        DATE
_______________________

/s/ T.J. Rodgers        President, Chief Executive Officer     December 10,
----------------------- and Director                           1998
T.J. Rodgers            (Principal Executive Officer)

/s/ Emmanuel Hernandez  Chief Financial Officer,               December 10,
----------------------- Vice President, Finance and            1998
Emmanuel Hernandez      Administration and Secretary
                        (Principal Financial and Accounting
                        Officer)

/s/ Alan F. Shugart     Director                               December 10,
-----------------------                                        1998
Alan F. Shugart

/s/ John C. Lewis       Director                               December 10,
-----------------------                                        1998
John C. Lewis

/s/ Fred B. Bialek      Director                               December 10,
-----------------------                                        1998
Fred B. Bialek

/s/ Eric A. Benhamou    Director                               December 10,
-----------------------                                        1998
Eric A. Benhamou